                               OMNISKY CORPORATION

                                     BYLAWS

                                TABLE OF CONTENTS

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ARTICLE I CORPORATE OFFICES......................................................................      1

    1.1   REGISTERED OFFICE......................................................................      1
    1.2   OTHER OFFICES..........................................................................      1

ARTICLE II MEETINGS OF STOCKHOLDERS..............................................................      1

    2.1   PLACE OF MEETINGS......................................................................      1
    2.2   ANNUAL MEETING.........................................................................      1
    2.3   SPECIAL MEETINGS.......................................................................      2
    2.4   NOTICE OF STOCKHOLDERS' MEETINGS.......................................................      2
    2.5   ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS........................      2
    2.6   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE...........................................      2
    2.7   QUORUM.................................................................................      3
    2.8   ADJOURNED MEETING NOTICE...............................................................      3
    2.9   VOTING.................................................................................      3
    2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING................................      4
    2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.............................................      4
    2.12  PROXIES................................................................................      4
    2.13  ORGANIZATION...........................................................................      5
    2.14  LIST OF STOCKHOLDERS ENTITLED TO VOTE..................................................      5

ARTICLE III DIRECTORS............................................................................      6

    3.1   POWERS.................................................................................      6
    3.2   NUMBER AND QUALIFICATION OF DIRECTORS..................................................      6
    3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS; CLASSES......................................      6
    3.4   RESIGNATION AND VACANCIES..............................................................      7
    3.5   REMOVAL OF DIRECTORS...................................................................      7
    3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE...............................................      7
    3.7   REGULAR MEETINGS.......................................................................      8
    3.8   SPECIAL MEETINGS; NOTICE...............................................................      8
    3.9   QUORUM.................................................................................      8
    3.10  WAIVER OF NOTICE.......................................................................      9
    3.11  ADJOURNMENT............................................................................      9
    3.12  NOTICE OF ADJOURNMENT..................................................................      9
    3.13  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING......................................      9
    3.14  FEES AND COMPENSATION OF DIRECTORS.....................................................      9
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                                TABLE OF CONTENTS
                                  (CONTINUED)


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    3.15  APPROVAL OF LOANS TO OFFICERS..........................................................      9
    3.16  SOLE DIRECTOR..........................................................................     10
    3.17  NOMINATION OF DIRECTORS; STOCKHOLDERS' PROPOSALS AT ANNUAL OR SPECIAL MEETINGS.........     10
    3.18  ORGANIZATION...........................................................................     12

ARTICLE IV COMMITTEES............................................................................     12

    4.1   COMMITTEES OF DIRECTORS................................................................     12
    4.2   MEETINGS AND ACTIONS OF COMMITTEES.....................................................     12
    4.3   COMMITTEE MINUTES......................................................................     13

ARTICLE V OFFICERS...............................................................................     13

    5.1   OFFICERS...............................................................................     13
    5.2   ELECTION OF OFFICERS...................................................................     13
    5.3   REMOVAL AND RESIGNATION OF OFFICERS....................................................     14
    5.4   VACANCIES IN OFFICES...................................................................     14
    5.5   CHAIRMAN OF THE BOARD..................................................................     14
    5.6   CHIEF EXECUTIVE OFFICER................................................................     14
    5.7   PRESIDENT/CHIEF OPERATING OFFICER......................................................     15
    5.8   VICE PRESIDENTS........................................................................     15
    5.9   SECRETARY..............................................................................     15
    5.10  CHIEF FINANCIAL OFFICER................................................................     16
    5.11  AUTHORITY AND DUTIES OF OFFICERS.......................................................     16

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS....................     16

    6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................................     16
    6.2   INDEMNIFICATION OF OTHERS..............................................................     17
    6.3   INSURANCE..............................................................................     17

ARTICLE VII RECORDS AND REPORTS..................................................................     18

    7.1   MAINTENANCE AND INSPECTION OF RECORDS..................................................     18
    7.2   INSPECTION BY DIRECTORS................................................................     18
    7.3   REPRESENTATION OF SHARES OF OTHER CORPORATIONS.........................................     18
    7.4   CERTIFICATION AND INSPECTION OF BYLAWS.................................................     19

ARTICLE VIII GENERAL MATTERS.....................................................................     19

    8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING..................................     19
    8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS..............................................     19
    8.3   CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED......................................     19
    8.4   SPECIAL DESIGNATION ON CERTIFICATES....................................................     20
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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    8.5   LOST CERTIFICATES......................................................................     20
    8.6   TRANSFER AGENTS AND REGISTRARS.........................................................     20
    8.7   REGISTERED STOCKHOLDERS................................................................     20
    8.8   DIVIDENDS..............................................................................     20
    8.9   FISCAL YEAR............................................................................     21
    8.10  PROVISIONS CONCERNING NOTICE...........................................................     21
    8.11  CONSTRUCTION; DEFINITIONS..............................................................     21

ARTICLE IX AMENDMENTS............................................................................     21
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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               OMNISKY CORPORATION


                            (A DELAWARE CORPORATION)




                      Date of Adoption: September 26, 2000

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               OMNISKY CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                CORPORATE OFFICES

         1.1 REGISTERED OFFICE

         The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

         1.2 OTHER OFFICES

         The Board of Directors of the Corporation (the "Board of Directors" or the "Board") may at any time establish a principal executive office and one or more branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

         2.2 ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Friday in May in each year at 3:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

         2.3 SPECIAL MEETINGS

         A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President, or as specified in the Certificate of Incorporation.

         2.4 NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

         2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

         To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business proposals must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought by a stockholder pursuant to Section 3.17 of these Bylaws.

         2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons on the record date for the stockholders' meeting, or (iv) by electronic, telegraphic or other form of communication. Notices not personally delivered shall be sent charges paid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further

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mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

         2.7 QUORUM

         The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

         When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power then present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

         If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

         2.8 ADJOURNED MEETING NOTICE

         When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.9 VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

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         Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of voting capital stock held by such stockholder.

         2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

         2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

         For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

         The record date for any other purpose shall be as provided in Section
8.1 of these Bylaws.

         2.12 PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written or electronic proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the Board of Directors may

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
determine from time to time) shall be deemed executed if the Company receives an appropriate electronic transmission from the stockholder or the stockholder's attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder's attorney-in-fact as the sender of such transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

         2.13 ORGANIZATION

         The Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the Chairman of the Board and the Chief Executive Officer, the stockholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of any meeting of stockholders shall determine in his or her own judgment, the rules, regulations, procedures and acts which are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitations the order of business at the meeting, the regulation of the manner of voting and the conduct of business. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

         2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the principal executive office of the Corporation or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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                                  ARTICLE III

                                    DIRECTORS

         3.1 POWERS

         Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         3.2 NUMBER AND QUALIFICATION OF DIRECTORS

         The number of directors of the Corporation shall be not less than six
(6) nor more than eleven (11). The exact number of directors shall be eight (8) until changed, within the limits specified above, by a Bylaw amending this
Section 3.2, duly adopted by the Board of Directors or by the stockholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or minimum number of directors to a number less than three
(3) cannot be adopted if the votes cast against its adoption at a meeting of the stockholders, or the shares not consenting in the case of action by written consent, are equal to more than 66 2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

         3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS; CLASSES

         Except as provided in Section 3.4 of these Bylaws, directors shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholder's meeting called and held in accordance with the General Corporation Law of Delaware. Election of directors need not be by written ballot.

         The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the adoption of these Bylaws, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of the adoption of these Bylaws, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of the adoption of these Bylaws, the term

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of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         3.4 RESIGNATION AND VACANCIES

         Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.

         If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until a successor has been elected and qualified.

         Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

         If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then the provisions of Section 223 of the General Corporation Law of Delaware shall apply to filling such vacancies.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the provisions of Section 223 of the General Corporation Law of Delaware shall apply to filling such vacancy or newly created directorship.

         3.5 REMOVAL OF DIRECTORS

         As provided in the Certificate of Incorporation, a director or the entire Board of Directors may be removed from office by the stockholders of the Corporation only for cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held at any place within or outside the State of

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
Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

         Any meeting of the Board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such participating directors shall be deemed to be present in person at the meeting.

         3.7 REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time as shall from time to time be determined by the Board of Directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

         3.8 SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telecopy or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

         3.9 QUORUM

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
3.11 of these Bylaws. Every act or decision done or made by a majority of the directors then present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

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         3.10 WAIVER OF NOTICE

         Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purpose of objecting and does expressly object at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         3.11 ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another time and place.

         3.12 NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting of the Board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four
(24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in
Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

         3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board of Directors.

         3.14 FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

         3.15 APPROVAL OF LOANS TO OFFICERS

         The Corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation of any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this Section 3.16 shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

         3.16 SOLE DIRECTOR

         In the event only one director is required by these Bylaws or the Certificate of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such as being given or taken by such sole director, who shall have the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the Board of Directors.

         3.17 NOMINATION OF DIRECTORS; STOCKHOLDERS' PROPOSALS AT ANNUAL OR SPECIAL MEETINGS

         Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 3.17.

         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the anniversary date of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall be set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

         Only persons nominated in accordance with the procedures set forth in this Section 3.17 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at a meeting and who complies with the notice procedures set forth in this Section
3.17. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 3.17 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         For the purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         3.18 ORGANIZATION

         At every meeting of the Board of Directors, the Chairman of the Board, or, if a Chairman of the Board has not been elected by the Board of Directors or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the directors present shall preside over the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary at any meeting of the Board of Directors, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.

                                   ARTICLE IV

                                   COMMITTEES

         4.1 COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of the Bylaws of the Corporation.

         4.2 MEETINGS AND ACTIONS OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these
Bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section
3.12 (notice of adjournment) and Section 3.13 (Board action by written consent without a meeting), with such changes in the content of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

         4.3 COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE V

                                    OFFICERS

         5.1 OFFICERS

         The corporate officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more Executive or Senior Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         In addition to the corporate officers of the Corporation described above, there may also be such administrative officers of the Corporation, including but not limited to one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, as may be designated and appointed from time to time by the Chief Executive Officer or the President of the Corporation. Administrative officers shall perform such duties, hold office for such periods and have such powers as from time to time may be determined by the President, the Chief Executive Officer or the Board of Directors to assist the corporate officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such administrative officers shall have only such limited authority to act on behalf of the Corporation as the Chief Executive Officer or President shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such administrative officers on behalf of the Corporation, which limitations may not be exceeded by such individuals or altered without further approval by the Chief Executive Officer or President.

         5.2 ELECTION OF OFFICERS

         The corporate officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.4 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the Board of Directors may from time to time determine.

         5.3 REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of a corporate officer under any contract of employment, any corporate officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of a corporate officer chosen by the Board of Directors, by any corporate officer upon whom such power of removal may be conferred by the Board of Directors.

         Any corporate officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the corporate officer is a party.

         Subject to the rights, if any, of an administrative officer under any contract of employment, any administrative officer designated and appointed by the President may be removed, either with or without cause, at any time by the President. Any administrative officer may resign at any time by giving written notice to the President or to the Secretary of the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the administrative officer is a party.

         5.4 VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         5.5 CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws.

         5.6 CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence or nonexistence of a Chairman of the Board, he or she shall preside at all meetings of the stockholders and meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         5.7 PRESIDENT/CHIEF OPERATING OFFICER

         The President shall be the chief operating officer of the Corporation and, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors. Subject to the authority granted for any such matters to the Chairman of the Board or the Chief Executive Officer of the Corporation, the President shall have general and active management of the business operations of the Corporation and shall see that all orders of the Chairman of the Board and the Chief Executive Officer and the resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board and the Chief Executive Officer and except where required or permitted by law to be otherwise signed and except where the signing thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation, the President may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, and any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation. The President shall further perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him or her by the Board of Directors.

         5.8 VICE PRESIDENTS

         In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

         5.9 SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the Board of Directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.10 CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall be the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, in a thorough and proper manner adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his or her position as a director.

         The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation and shall perform other such duties commonly incident to his or her office. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

         5.11 AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing powers, authority and duties, all officers of the Corporation shall respectively have such authority and powers and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

         6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation.

         The Corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Corporation.

         The Corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

         The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

         Any repeal or modification of the foregoing provisions of this Section
6.1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         6.2 INDEMNIFICATION OF OTHERS

         The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation.

         6.3 INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                               RECORDS AND REPORTS

         7.1 MAINTENANCE AND INSPECTION OF RECORDS

         The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records of its business and properties.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

         7.2 INSPECTION BY DIRECTORS

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

         7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or in the absence of such authorization, by the Chairman of the Board, if any, the Chief Executive Officer, the President, or any Executive or Senior Vice President, or any other person authorized by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

         7.4 CERTIFICATION AND INSPECTION OF BYLAWS

         The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the stockholders of the Corporation at all reasonable times during office hours.

                                  ARTICLE VIII

                                 GENERAL MATTERS

         8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

         For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

         If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

         8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

         From time to time, the Chief Executive Officer shall determine which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

         The Chief Executive Officer, except as otherwise provided in these Bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.4 SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 201 of the General Corporation Law of Delaware (relating to transfers of stock, stock certificates and uncertificated stock), in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5 LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         8.6 TRANSFER AGENTS AND REGISTRARS

         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be appointed at such times and places and for such consideration as the requirements of the Corporation may necessitate and the Board of Directors may designate.

         8.7 REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.

         8.8 DIVIDENDS

         Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors pursuant to law at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Payment of dividends on any partly-paid shares shall be in accordance with Section 8.4 of these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         8.9 FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         8.10 PROVISIONS CONCERNING NOTICE

         All notices given by mail shall be deemed to have been given at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

         8.11 CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, as used in these Bylaws, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

         The original or other Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws pursuant to the Certificate of Incorporation and the General Corporation Law of Delaware.

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         Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in the book of Bylaws.


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